Exhibit 10.36

                          RIV ACQUISITION HOLDINGS INC.
                               650 Madison Avenue
                                   15th Floor
                            New York, New York 10022

                                    September 24, 2007

Syd Ghermezian
Triple Five Investco LLC
9440 West Sahara, Suite 240
Las Vegas, Nevada 89117

Dear Mr. Ghermezian:

Reference is made to the agreement dated March 21, 2007 among Riv Acquisition Holdings Inc. ("RAH"), Triple Five Investco LLC and Dominion Financial LLC (the "Agreement"). RAH hereby advises you that it elects to exercise the Option (as defined in the Agreement), and expects the Closing (as defined in the Agreement) to take place within three days of the date hereof pursuant to section 3 of the Agrement. In consideration of such exercise, RAH is prepared to wire at Closing the amount of $26,393,650 to the account designated by you.

RAH also advises you that, pursuant to section 6 of the Agreement, (i) RAH assigns its right to receive 573,775 Shares (as defined in the Agreement) upon exercise of the Option to Flag Luxury Riv, LLC ("FLR") and (ii) RAH assigns its right to receive the remaining 573,775 Shares upon exercise of the Option to Rivacq LLC ("Rivacq"). FRL and Rivacq's brokers will be in touch with you and your brokers to discuss the transfer of the aforementioned Shares at Closing.

                           [Signature Pages to Follow]

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                                    Sincerely,

                                    RIV ACQUISITION HOLDINGS INC.


                                    By: /s/ Paul Kanavos
                                        ----------------------------------------
                                        Name: Paul Kanavos
                                        Title: President

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Agreed and Accepted By:

TRIPLE FIVE INVESTCO LLC


By: /s/ Syd Ghermezian
    --------------------------------
    Name: Syd Ghermezian
    Title: Manager